Exhibit 99.1

Bottomline Technologies Reports Third Quarter Results

21% Growth in Subscription and Transaction Revenue Highlights Third Quarter

PORTSMOUTH, N.H. – May 3, 2018 – Bottomline Technologies (NASDAQ:EPAY), a leading provider of financial technology that helps make business payments simple, smart and secure, today reported financial results for the third quarter ended March 31, 2018.

Subscription and transaction revenues, which are primarily related to the company’s cloud platforms, were $67.4 million for the third quarter, up 21% as compared to the third quarter of last year. Revenues overall for the third quarter were $101.1 million, up 17% as compared to the third quarter of last year.

GAAP net loss for the third quarter was $1.0 million compared to GAAP net loss of $6.6 million for the third quarter of last year. GAAP net loss per share was $0.03 in the third quarter compared to GAAP net loss per share of $0.17 in the third quarter of last year.

Adjusted EBITDA for the third quarter was $23.1 million compared to $19.1 million for the third quarter of last year, an increase of 21%. Adjusted EBITDA for the third quarter was 23% of overall revenue compared to 22% of overall revenue for the third quarter of last year. Adjusted EBITDA is calculated as discussed in the “Non-GAAP Financial Measures” section that follows.

Core net income for the third quarter was $11.9 million compared to $9.0 million for the third quarter of last year and core earnings per share was $0.30 for the third quarter compared to $0.23 for the third quarter of last year. Core net income and core earnings per share exclude certain items as discussed in the “Non-GAAP Financial Measures” section that follows.

“The strong results in the third quarter evidence the execution against our strategic plan,” said Rob Eberle, President and CEO of Bottomline Technologies. “We drove 21% subscription and transaction growth and 17% overall revenue growth while continuing to invest in product innovation, sales and marketing and new customer acquisition. The market opportunity we are addressing is significant and we see many years of strong growth ahead. Looking to the fourth quarter and FY19, we have a high degree of confidence in our ability to execute against the financial targets we’ve established and drive increased shareholder value.”

Third Quarter Customer Highlights

•	24 institutions selected Paymode-X, Bottomline’s leading payments platform to automate their payments processes, increase productivity, reduce costs and earn cash rebates.

•	7 organizations, including Falls Lake Insurance and Petco, chose Bottomline’s cloud-based legal spend management solutions to automate, manage and control their legal spend.

•	4 banks selected Bottomline’s banking solutions platforms to help them compete and grow their corporate and business banking franchises by deploying innovative digital capabilities.

•	Companies such as ABN AMRO Private Banking selected Bottomline’s Financial Messaging solution to improve operating efficiencies and optimize the effectiveness of their financial transactions.

•	Organizations such as International Financial Data Services (IFDS) and BT Pension Management Limited chose Bottomline’s corporate payment automation solutions to expand their payments capabilities and improve efficiencies.

Third Quarter Strategic Corporate Highlights

•	Awarded “Best Payments Processing Award” for the Bottomline Technologies Universal Aggregator® by the Card and Payments Awards, the U.K.’s largest payments industry awards event. Bottomline’s role in accelerating the access to non-card payment rails with the Universal Aggregator® offering was highlighted as what set the company apart.

•	Recognized as a Market Leader in the Accounts Payable category for the Winter 2018 Customer Success Report published by FeaturedCustomers.

•	Announced the release of a new set of application programming interfaces (APIs) to enable easy, secure connectivity for banks, corporate clients, and other third-parties to the Paymode-X platform. The enhanced set of APIs will enable flexible, frictionless access to the Paymode-X member network and all of its integrated B2B payment processing capabilities including card, ACH, check and wire payments.

•	Recognized with two awards at the annual Killer Content Awards hosted by the Demand Gen Report at its annual B2B Marketing Exchange. Bottomline won in both the Nurture Campaign category and the Agency Partnership category for its partnership with Content4Demand.

•	Awarded 2018 Silver Stevie award for “Best Contact Center of the Year”.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income, core earnings per share, adjusted EBITDA and adjusted EBITDA as a percent of revenue are non-GAAP financial measures.

Core net income and core earnings per share exclude certain items, specifically amortization of acquisition related intangible assets, goodwill impairment charges, stock-based compensation, acquisition and integration-related expenses, restructuring related costs, minimum pension liability adjustments, non-core charges associated with our convertible notes and revolving credit facility, global enterprise resource planning (ERP) system implementation and other costs, and other non-core or non-recurring gains or losses that arise from time to time.

Non-core charges associated with our convertible notes and revolving credit facility consist of the amortization of debt issuance and debt discount costs. Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services, integration related professional services costs and other incremental charges we incur as a direct result of acquisition and integration efforts. Global ERP system implementation and other costs relate to direct and incremental costs incurred in connection with our multi-phase implementation of a new, global ERP solution, the related technology infrastructure and costs related to our implementation of the new revenue recognition standard under US GAAP.

In computing diluted core earnings per share, we exclude the weighted average dilutive effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Periodically, such as in periods that include significant foreign currency volatility, we may present certain metrics on a “constant currency” basis, to show the impact of period to period results normalized for the impact of foreign currency rate changes. We calculate constant currency information by translating prior period financial results using current period foreign exchange rates.

Adjusted EBITDA and adjusted EBITDA as a percent of revenue represent our GAAP net income or loss, adjusted for charges related to interest expense, income taxes, depreciation and amortization and other charges, as noted in the reconciliation that follows.

We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies.

Non-GAAP Financial Measures (Continued)

Reconciliation of Core Net Income

A reconciliation of core net income to GAAP net loss for the three and nine months ended March 31, 2018 and 2017 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
	(in thousands)
GAAP net loss	$(1,002)	$(6,624)	$(2,155)	$(27,478)
Amortization of acquisition-related intangible assets	5,818	6,006	16,708	18,381
Goodwill impairment charge	—	—	—	7,529
Stock-based compensation expense	8,592	7,354	25,132	24,209
Acquisition and integration-related expenses	224	501	1,596	2,272
Restructuring expenses	1,485	561	1,476	561
Global ERP system implementation and other costs	1,558	2,076	4,973	6,673
Minimum pension liability adjustments	(3)	264	35	805
Amortization of debt issuance and debt discount costs	108	3,592	6,393	10,418
Non-recurring tax benefit (1)	—	—	(4,402)	(4,461)
Tax effects on non-GAAP income	(4,916)	(4,726)	(14,035)	(11,856)

Core net income	$11,864	$9,004	$35,721	$27,053

(1)	The non-recurring tax benefit in the nine months ended March 31, 2018 represents a benefit arising from the revaluation of certain deferred tax liabilities as a result of the U.S. Tax Cuts and Jobs Act. The non-recurring tax benefit in the nine months ended March 31, 2017 represents a tax benefit in Switzerland related to the impairment of their investment in Intellinx, Ltd.

Reconciliation of Diluted Core Earnings per Share

A reconciliation of our diluted core earnings per share to our GAAP basic and diluted net loss per share for the three and nine months ended March 31, 2018 and 2017 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
GAAP basic and diluted net loss per share	$(0.03)	$(0.17)	$(0.06)	$(0.73)
Plus:
Amortization of acquisition-related intangible assets	0.15	0.16	0.43	0.48
Goodwill impairment charge	—	—	—	0.20
Stock-based compensation expense	0.21	0.19	0.65	0.64
Acquisition and integration-related expenses	0.01	0.01	0.04	0.06
Restructuring expenses	0.04	0.01	0.04	0.01
Global ERP system implementation and other costs	0.04	0.05	0.13	0.18
Minimum pension liability adjustments	—	0.01	—	0.02
Amortization of debt issuance and debt discount costs	—	0.09	0.16	0.27
Non-recurring tax benefit	—	—	(0.11)	(0.12)
Tax effects on non-GAAP income	(0.12)	(0.12)	(0.36)	(0.30)

Diluted core earnings per share	$0.30	$0.23	$0.92	$0.71

Non-GAAP Financial Measures (Continued)

A reconciliation of our non-GAAP weighted average shares used in computing diluted core earnings per share to our GAAP weighted average shares used in computing basic and diluted net loss per share for the three and nine months ended March 31, 2018 and 2017 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
	(in thousands)
Numerator:
Core net income	$11,864	$9,004	$35,721	$27,053

Denominator:
Weighted average shares used in computing basic and diluted net loss per share for GAAP	38,348	37,965	38,055	37,891
Impact of dilutive securities (shares related to conversion feature on convertible senior notes, stock options, restricted stock awards and employee stock purchase plan) (1)	986	379	941	187

GAAP diluted shares	39,334	38,344	38,996	38,078
Impact of note hedges (2)	—	—	(145)	—

Weighted average shares used in computing diluted core earnings per share	39,334	38,344	38,851	38,078

(1)	These securities are dilutive on a GAAP basis in periods where we report GAAP net income. These securities are anti-dilutive on a GAAP basis in periods where we report GAAP net loss.

(2)	In computing diluted core earnings per share, we exclude the weighted average dilutive effect of shares issuable under our convertible senior notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Non-GAAP Financial Measures (Continued)

Reconciliation of Adjusted EBITDA

A reconciliation of our adjusted EBITDA to GAAP net loss for the three and nine months ended March 31, 2018 and 2017 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
	(in thousands)
GAAP net loss	$(1,002)	$(6,624)	$(2,155)	$(27,478)
Adjustments:
Other expense, net	1,293	4,479	9,288	12,596
Provision for (benefit from) income taxes	7	(232)	(4,031)	(4,029)
Depreciation and amortization	5,095	4,684	14,638	12,925
Amortization of acquisition-related intangible assets	5,818	6,006	16,708	18,381
Goodwill impairment charge	—	—	—	7,529
Stock-based compensation expense	8,592	7,354	25,132	24,209
Acquisition and integration-related expenses	224	501	1,596	2,272
Restructuring expenses	1,485	561	1,476	561
Minimum pension liability adjustments	(3)	264	35	805
Global ERP system implementation and other costs	1,558	2,076	4,973	6,673

Adjusted EBITDA	$23,067	$19,069	$67,660	$54,444

Reconciliation of Adjusted EBITDA as a percent of Revenue

A reconciliation of adjusted EBITDA as a percent of revenue to GAAP net loss as a percent of revenue for the three and nine months ended March 31, 2018 and 2017 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
GAAP net loss as a percent of revenue	(1%)	(8%)	(1%)	(11%)
Adjustments:
Other expense, net	1%	5%	3%	5%
Provision for (benefit from) income taxes	0%	0%	(1%)	(2%)
Depreciation and amortization	5%	5%	5%	5%
Amortization of acquisition-related intangible assets	6%	7%	6%	7%
Goodwill impairment charge	0%	0%	0%	3%
Stock-based compensation expense	9%	9%	8%	10%
Acquisition and integration-related expenses	0%	1%	1%	1%
Restructuring expenses	1%	1%	1%	0%
Minimum pension liability adjustments	0%	0%	0%	0%
Global ERP system implementation and other costs	2%	2%	2%	3%

Adjusted EBITDA as a percent of revenue	23%	22%	24%	21%

About Bottomline Technologies:

Bottomline Technologies (NASDAQ: EPAY) helps make complex business payments simple, smart, and secure. Corporations and banks rely on Bottomline for domestic and international payments, efficient cash management, automated workflows for payment processing and bill review, and state of the art fraud detection, behavioral analytics and regulatory compliance solutions. Thousands of corporations around the world benefit from Bottomline solutions. Headquartered in Portsmouth, NH, Bottomline delights customers through offices across the U.S., Europe, and Asia-Pacific. For more information visit www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which are registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

In connection with this earning’s release and our associated conference call, we will be posting additional material financial information (such as financial results, non-GAAP financial projections and non-GAAP to GAAP reconciliations) within the “Investors” section of our website at www.bottomline.com/us/about/investors.

Cautionary Language

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability, achieve financial targets, expand margins and increase shareholder value. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates,” “see” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2017 and the subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Rick Booth

Bottomline Technologies

603.501.6270

rbooth@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Revenues:
Subscriptions and transactions	$67,378	$55,851	$191,279	$163,627
Software licenses	3,134	2,735	8,119	8,348
Service and maintenance	29,476	26,344	85,251	79,937
Other	1,148	1,169	2,978	3,999

Total revenues	101,136	86,099	287,627	255,911
Cost of revenues:
Subscriptions and transactions	30,760	25,867	85,372	74,535
Software licenses	233	265	632	589
Service and maintenance	13,793	12,607	38,993	39,308
Other	930	835	2,298	2,891

Total cost of revenues	45,716	39,574	127,295	117,323

Gross profit	55,420	46,525	160,332	138,588
Operating expenses:
Sales and marketing	22,418	18,976	63,119	57,176
Product development and engineering	14,131	13,057	41,838	39,074
General and administrative	12,755	10,863	35,565	35,339
Amortization of acquisition-related intangible assets	5,818	6,006	16,708	18,381
Goodwill impairment charge	—	—	—	7,529

Total operating expenses	55,122	48,902	157,230	157,499

Income (loss) from operations	298	(2,377)	3,102	(18,911)
Other expense, net	1,293	4,479	9,288	12,596

Loss before income taxes	(995)	(6,856)	(6,186)	(31,507)
Income tax provision (benefit)	7	(232)	(4,031)	(4,029)

Net loss	$(1,002)	$(6,624)	$(2,155)	$(27,478)
Basic and diluted net loss per share:	$(0.03)	$(0.17)	$(0.06)	$(0.73)

Shares used in computing basic and diluted net loss per share:	38,348	37,965	38,055	37,891

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	June 30,
	2018	2017
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$102,126	$126,542
Cash and cash equivalents, held for customers	2,907	—
Accounts receivable	89,806	64,244
Other current assets	17,887	16,807

Total current assets	212,726	207,593
Property and equipment, net	27,682	26,195
Goodwill and intangible assets, net	375,216	365,980
Other assets	19,546	17,671

Total assets	$635,170	$617,439

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,643	$9,013
Accrued expenses and other current liabilities	33,414	29,179
Customer account liabilities	2,907	—
Deferred revenue	80,611	74,113
Convertible senior notes	—	183,682

Total current liabilities	127,575	295,987
Borrowings under credit facility	150,000	—
Deferred revenue, non-current	23,766	22,047
Deferred income taxes	13,546	15,433
Other liabilities	22,495	22,016

Total liabilities	337,382	355,483
Stockholders’ equity
Common stock	44	43
Additional paid-in-capital	669,331	624,001
Accumulated other comprehensive loss	(23,075)	(32,325)
Treasury stock	(129,914)	(113,071)
Accumulated deficit	(218,598)	(216,692)

Total stockholders’ equity	297,788	261,956

Total liabilities and stockholders’ equity	$635,170	$617,439